Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"ENOTES SYSTEMS, INC.", A FLORIDA CORPORATION,

WITH AND INTO "TOTALMED, INC." UNDER THE NAME OF "ENOTES SYSTEMS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF MAY, A.D. 2006, AT 4:06 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE FIFTEENTH DAY OF JUNE, A.D. 2006, AT 12:01 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2782513 8100M

AUTHENTICATION: 4783469

060518720

DATE: 05-30-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:06 PM 05/30/2006
FILED 04:06 PM 05/30/2006
SRV 060518720 - 2782513 FILE

CERTIFICATE OF OWNERSHIP MERGING

eNotes Systems, Inc.

INTO

TotalMed, Inc.

(Subsidiary into Parent Merger pursuant to Section 253 of the General Corporation Law of Delaware)

TOTALMED, INC., a corporation incorporated on the 7th day of August, 1997, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that TotalMed, Inc. owns 100% of the capital stock of eNotes Systems, Inc., a corporation incorporated on the 16th day of March 2006, pursuant to the provisions of the Florida Statutes and that TotalMed, Inc., by a resolution of its Board of Directors duly adopted at a meeting held on the 26th day of May 2006, determined to merge, effective the 15th day of June 2006, into itself said eNotes Systems, Inc., which resolution is in the following words to wit:

WHEREAS Total Med, Inc. lawfully owns 100% of the outstanding stock of eNotes Systems, Inc., a corporation organized and existing under the laws of Florida and

WHEREAS TotalMed, Inc desires to merge into itself the said eNotes Systems, Inc. and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that TotalMed, Inc merge into itself said eNotes Systems, Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of TotalMed, Inc be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said eNotes Systems, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and the effective date thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED that TotalMed, Inc. relinquishes its corporate name and assumes in place thereof the name eNotes Systems, Inc.; and

FURTHER RESOLVED, that the officers of TotalMed, Inc be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, TotalMed, Inc has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 26th day of May 2006 to be effective at 12:01 A.M., E.S.T. on June 15, 2006.

By: Jeffrey Eng
Signature of Authorized Officer

Name: Jeffrey Eng

Title: President